Exhibit 10(x)(vi)
AMENDMENT NUMBER FIVE
TO THE
HARRIS CORPORATION SALARIED RETIREMENT PLAN

WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Salaried Retirement Plan, as amended and restated effective January 1, 2017 (the “Plan”);
WHEREAS, pursuant to Section 10.01 of the Plan, the Board of Directors of the Corporation or its delegate has the authority to amend the Plan;
WHEREAS, the Employee Benefits Committee of the Corporation (the “Committee”) has been delegated the authority to adopt non-material amendments to the Plan;
WHEREAS, the Corporation, Leopard Merger Sub Inc. and L3 Technologies, Inc. have entered into that certain Agreement and Plan of Merger dated as of October 12, 2018 (the “L3 Merger Agreement”) pursuant to which L3 Technologies, Inc. shall become a wholly-owned subsidiary of the Corporation and the Corporation shall be renamed L3Harris Technologies, Inc.;
WHEREAS, the Committee desires to amend the Plan to prevent any suspension of Plan benefits that would occur as a result of the transactions contemplated by the L3 Merger Agreement; and
WHEREAS, the Committee has determined that the above-described amendment is non-material.
NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of the Closing Date (as defined in the L3 Merger Agreement), and contingent upon the occurrence of the Closing (as defined in the L3 Merger Agreement), as follows:

1.	Section 4.12(e) (No cessation of benefit payments for legacy Harris employees as of December 31, 2015) shall be replaced in its entirety to read as follows:
(e)    No cessation of benefit payments for certain legacy employees
Notwithstanding anything in this Plan to the contrary, if a former Member or a retired Member was (i) employed by Harris Corporation or its affiliates as of December 31, 2015 and receiving payment of a vested benefit or retirement allowance as of such date or (ii) employed by L3 Technologies, Inc. or its affiliates immediately prior to the effective time of the merger by which L3 Technologies, Inc. became a wholly-owned subsidiary of Harris Corporation and receiving payment of a vested benefit or retirement allowance as of such date, any benefit payments he is receiving shall continue.

APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 20th day of June, 2019.
/s/ James P. Girard
James P. Girard, Chairperson

ACTIVE 244475075

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